UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2005

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 12, 2005, Ventas, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, VTRP Merger Sub, LLC, a newly formed subsidiary of the Company (“Merger Sub”), and Provident Senior Living Trust (“Provident”). The Merger Agreement provides for the merger (the “Merger”) of Provident with and into Merger Sub, with Merger Sub surviving as a subsidiary of the Company.

Pursuant to the Merger Agreement, each common share of beneficial interest, par value $.001 per share, of Provident outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than shares owned directly or indirectly by the Company, Provident (as treasury stock) or any subsidiary of Provident, which shares will be canceled) will be converted into the right to receive $7.81 in cash and 0.4951 shares of common stock, par value $0.25 per share (“Common Stock”), of the Company. In addition, upon consummation of the Merger, each holder (other than Provident or its subsidiaries) of outstanding common units of limited partnership interest (“LTIP Units”) in PSLT OP, L.P., a subsidiary of Provident, has agreed to contribute its LTIP Units to ElderTrust Operating Limited Partnership, a 99.6% owned subsidiary of the Company (“ETOP”), in exchange for 0.8022 units of limited partnership interest in ETOP (“ETOP Units”) per LTIP Unit. Each ETOP Unit will be convertible at the option of the holder into one share of Common Stock.

Prior to its execution, the Merger Agreement was approved by the Board of Directors of the Company and the Board of Trustees of Provident. The consummation of the Merger is subject to, among other things, (i) the approval of the Merger by a majority of the Provident shareholders, (ii) the declaration of effectiveness by the Securities and Exchange Commission of a registration statement covering the shares of Common Stock to be issued in the Merger, (iii) listing on the New York Stock Exchange, subject to official notice of issuance, of the shares of Common Stock to be issued in the Merger, (iv) receipt of tax opinions and (v) customary closing conditions.

The executive officers of Provident have also agreed to enter into an agreement with the Company to provide certain transition services to the Company through December 31, 2005.

The foregoing description is qualified by reference in its entirety to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated in this Item 1.01 by reference. Filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference in this Item 1.01 are (i) a copy of the OP Contribution Agreement dated as of April 12, 2005 among the Company, ETOP and Darryl W. Copeland, Jr. (the “OP Contribution Agreement”), relating to the contribution of the LTIP Units to ETOP, and (ii) a Schedule of Agreements Substantially Identical in All Material Respects to the OP Contribution Agreement, pursuant to Instruction 2 to Item 601 of Regulation S-K. Also filed herewith as Exhibit 99.1 and incorporated in this Item 1.01 by reference is a copy of the press release issued by the Company on April 12, 2005.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of April 12, 2005 by and among the Company, Merger Sub and Provident.

10.1	OP Contribution Agreement dated as of April 12, 2005 among the Company, ETOP and Darryl W. Copeland, Jr.

10.2	Schedule of Agreements Substantially Identical in All Material Respects to the Agreement Filed as Exhibit 10.1 to this Current Report on Form 8-K, pursuant to Instruction 2 to Item 601 of Regulation S-K.

99.1	Press release issued by the Company on April 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: April 13, 2005	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of April 12, 2005 by and among the Company, Merger Sub and Provident.

10.1	OP Contribution Agreement dated as of April 12, 2005 among the Company, ETOP and Darryl W. Copeland, Jr.

10.2	Schedule of Agreements Substantially Identical in All Material Respects to the Agreement Filed as Exhibit 10.1 to this Current Report on Form 8-K, pursuant to Instruction 2 to Item 601 of Regulation S-K.

99.1	Press release issued by the Company on April 12, 2005.